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[DELOITTE & TOUCHE LLP]
                           -----------------------------------------------------
                           Armstrong Centre, Suite 500  Telephone: (319)362-7987
                           222 Third Avenue, S.E.       Facsimile: (319)362-6646
                           Cedar Rapids, Iowa 52401


December 18, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Met-Coil Systems Corporation dated December 18, 1997.

Yours truly,

/s/ Deloitte & Touche LLP